Exhibit 99.1

           City National CFO Steps Down for Health Reasons

    LOS ANGELES--(BUSINESS WIRE)--March 15, 2004--City National Corporation (NYSE:CYN) today announced that Chief Financial Officer Frank Pekny will relinquish his day-to-day responsibilities, effective immediately. Mr. Pekny has been battling cancer since early this year.
    Although he will leave his position as chief financial officer, Mr. Pekny plans to continue in his role as Vice Chairman of City National Bank and Executive Vice President of City National Corporation, providing counsel on corporate, strategic and financial matters.
    Controller Stephen McAvoy will serve as the company's acting chief financial officer while the search for a permanent successor is underway.
    "Frank is a good friend," said Chief Executive Officer Russell Goldsmith, "and he has contributed enormously to City National's growth and success during the last 12 years. We're very hopeful that he will return to good health and a full-time role."

    CONTACT: City National Corporation
             Stephen McAvoy, 213-347-2653 (Investor Contact)
              Steve.McAvoy@cnb.com
             Cary Walker, 213-833-4715
              Cary.Walker@cnb.com